Exhibit 10.25
FIFTH AMENDMENT
TO
THE PROGRESSIVE CORPORATION
2010 EQUITY INCENTIVE PLAN
The Progressive Corporation 2010 Equity Incentive Plan, as previously amended (the “Plan”), is hereby amended as follows:
1. The second sentence of Section 2(a) of the Plan is hereby deleted, and the following is substituted in its place:
“The Committee shall consist of not less than two directors of the Company, all of whom shall be Non-Employee Directors and Outside Directors.”
2. Except as expressly modified hereby, the terms of the Plan shall be unchanged.
This Amendment will be effective as of April 20, 2012.

/s/ Charles E. Jarrett
Charles E. Jarrett
Secretary